Exhibit-99.(A)(1)

Salient MF Trust

Forward Funds Trust

Amended and Restated

Code of Ethics for Principal Executive and Senior Financial Officers

In accordance with the Sarbanes-Oxley Act of 2002 (the “Act”) and the rules promulgated thereunder by the U.S. Securities and Exchange Commission (“SEC”), the Salient MF Trust and Forward Funds Trust (each, a “Trust”, and together, the “Trusts”), on behalf of each of their series listed on Schedule A hereto (each a “Fund” and together the “Funds”), is required to file, on a semi-annual basis, a report on Form N-CSR in which each Fund must disclose whether it has adopted, for the purposes set forth below, a code of ethics applicable to certain of its officers.

I.	Covered Officers/Purpose of the Code

This Code applies to the Trusts’ Principal Executive Officer, Chief Financial Officer and Chief Accounting Officer (the “Covered Officers,” each of whom are set forth in Exhibit A) for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that each Fund files with, or submits to, the SEC and in other public communications made by each Fund;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.	Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his or her service to, the Fund. For example, a conflict of interest would arise if a Covered Officer receives improper personal benefits as a result of his or her position with the Fund.

Certain conflicts of interest may arise out of the relationships between Covered Officers and the Trusts and already are subject to conflict of interest provisions in the Investment Company Act and the Investment Advisers Act of 1940, as amended (“Investment Advisers Act”). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Fund because of their status as “affiliated persons” of a Fund. Each Fund and certain of its service providers’ compliance programs and procedures are designed to prevent, or identify and correct, violations of these provisions. This Code does not, and is not intended to, repeat or replace these programs and procedures, and such conflicts fall outside the parameters of this Code.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between each Fund and its investment adviser, placement agent, or administrator (each an “Employer”) of which the Covered Officers may be officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether for a Fund or an Employer), be involved in establishing policies and implementing decisions that will have different effects on the Employer and a Fund. The participation of the Covered Officers in such activities is inherent in the contractual relationships between each Fund and the Employers and is consistent with the performance by the Covered Officers of their duties as officers of the Fund. Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities normally will be deemed to have been handled ethically. In addition, it is recognized by the Board that the Covered Officers may also be officers or employees of one or more other investment companies covered by this Code or other codes of ethics.

Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Fund.

Each Covered Officer must:

•	not use his or her personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the Covered Officer would benefit personally to the detriment of the Fund;

•	not cause a Fund to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of such Fund;

•	not use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally or cause others to trade personally in contemplation of the market effect of such transactions; and

•	report at least annually the information elicited in the Trusts’ Trustee and officer questionnaire relating to potential conflicts of interest.

There are some conflict of interest situations that must be discussed with the Trusts’ Audit Committee if material. Some examples of such situations include:

•	service as a Trustee on the board of any company (public or private), other than a management investment company;

•	the receipt of any non-nominal gifts;

•	the receipt of any entertainment from any company with which the Trusts or any Fund has current or prospective business dealings unless such entertainment is business related, reasonable in cost, appropriate as to time and place, and not so frequent as to raise any question of impropriety;

•	any ownership interest in, or any consulting or employment relationship with, any of a Fund’s service providers, other than an Employer or any affiliated person thereof; and

•	a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Fund for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III.	Disclosure and Compliance

Each Covered Officer:

•	should familiarize himself or herself with the disclosure requirements generally applicable to the Fund;

•	should not knowingly misrepresent, or cause others to misrepresent, facts about the Funds to others, whether within or outside the Trusts, including to the Trustees and auditors, governmental regulators or self-regulatory organizations;

•	should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Trusts, the Employers, and other Fund service providers, with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents a Fund files with, or submits to, the SEC and in other public communications made by such Fund; and

•	has the responsibility to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV.	Reporting and Accountability by Covered Officers

Each Covered Officer must:

•	upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing (in the form attached hereto as Exhibit B) to the Board that he or she has received, read, and understands the Code;

•	annually thereafter affirm (in the form attached hereto as Exhibit B) to the Board that he or she has complied with the requirements of the Code;

•	not retaliate against any other Covered Officer or any employee or agent of an affiliated person of a Fund for good faith reports of potential violations; and

•	notify the Trusts’ Audit Committee promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

V.	Enforcement

The Audit Committee is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. Any approvals or waivers sought by a Covered Officer will be considered by the Audit Committee. The Audit Committee is authorized to consult, as appropriate, with counsel to the Fund.

The Trusts will follow these procedures in investigating and enforcing this Code:

•	The Audit Committee will take all appropriate action to investigate any potential violations reported to the Audit Committee;

•	if, after such investigation, the Audit Committee believes that no violation has occurred, the Audit Committee is not required to take any further action;

•	any matter that the Audit Committee believes is a material violation will be promptly reported to the Board of Trustees of the Trusts. The Trustees, with the exception of any person whose matter is under consideration for a waiver, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate;

•	no person shall participate in a determination of whether he or she has committed a violation of this Code or in the imposition of any sanction against himself or herself.

•	the Audit Committee will be responsible for granting waivers, as appropriate; and

•	any amendments to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

VI.	Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Trusts for purposes of Section 406 of the Act and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Trusts, the Employers or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Trusts and any Employer code of ethics under Rule 17j-1 under the Investment Company Act are separate requirements applying to the Covered Officers and others, and are not part of this Code.

V.	Amendment; Interpretation of Provisions

The Trustees may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics as they deem appropriate.

VI.	Confidentiality

All reports and records prepared or maintained pursuant to this Code shall be treated as confidential and shall not be disclosed to any one other than the Board of Trustees, the Covered Officers and Fund counsel, except as otherwise requested in accordance with applicable law.

VII.	Internal Use

The Code is intended solely for the internal use by the Fund and does not constitute an admission, by or on behalf of the Fund, as to any fact, circumstance, or legal conclusion.

Dated: May 22, 2012

Last Amended: August 2, 2016

Exhibit A

Persons Covered by this Code of Ethics (Covered Officers)

Principal Executive Officer: John A. Blaisdell

Salient MF Trust - Treasurer and Principal Financial Officer: Christopher R. Arnold

Forward Funds Trust - Treasurer and Principal Financial Officer: Barbara H. Tolle

EXHIBIT B

Salient MF Trust

Forward Funds Trust

Code of Ethics for Principal Executive and Senior Financial Officers

INITIAL AND ANNUAL CERTIFICATION OF

COMPLIANCE wITH THE

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND SENIOR FINANCIAL OFFICERS

To:	The Board of Trustees

[Initial]     I hereby certify that I have received the Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I am subject to the Code and will comply with each of the Code’s provisions to which I am subject.

[Annual]    I hereby certify that I have received the Code of Ethics for Principal Executive and Senior Financial Officers adopted pursuant to the Sarbanes-Oxley Act of 2002 (the “Code”) and that I have read and understood the Code. I further certify that I have complied with and will continue to comply with each of the provisions of the Code to which I am subject.

(Signature)

Name:

Date:

SCHEDULE A

Salient MF Trust

Code of Ethics for Principal Executive and Senior Financial Officers

Series of the Trust

Salient Adaptive Growth Fund

Salient Adaptive Growth Offshore Fund (Cayman) Ltd.

Salient MLP & Energy Infrastructure Fund

Salient Trend Fund

Salient Trend Offshore Fund (Cayman) Ltd.

Salient Tactical Plus Fund

Forward Funds Trust

Code of Ethics for Principal Executive and Senior Financial Officers

Series of the Trust

Salient EM Infrastructure Fund

Salient Commodity Long/Short Strategy Fund

Salient Commodity Long/Short Strategy Fund (Cayman) Ltd.

Salient EM Corporate Debt Fund

Salient Frontier Strategy Fund

Salient International Real Estate Fund

Salient Real Estate Fund

Salient Select Income Fund

Salient Select Opportunity Fund

Salient Select Opportunity Fund (Cayman) Fund Ltd.

Salient Tactical Growth Fund

Salient Tactical Muni & Credit Fund

Salient US Dividend Signal Fund

Salient EM Dividend Signal Fund

Salient International Dividend Signal Fund

Salient Adaptive Balanced Fund

Salient High Yield Fund

Salient Adaptive Income Fund

Salient International Small Cap Fund

Salient Investment Grade Fund

Salient Tactical Real Estate Fund

Salient Adaptive US Equity Fund